Exhibit 99.2
Fidelity National Information Services First Quarter 2009 Earnings Call Supplemental Materials April 28, 2009

Forward Looking Statements 2 This presentation contains forward-looking statements, including certain plans, expectations, goals and projections, and statements about FIS's acquisition of Metavante, which are subject to numerous assumptions, risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. The risks and uncertainties that forward-looking statements are subject to include, without limitation: changes in general economic, business and political conditions, including changes in the financial markets; the effect of governmental regulations, including the possibility that there are unexpected delays in obtaining regulatory approvals; the failure to obtain required transaction approvals from FIS's and Metavante's shareholders; the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries or due to financial failures suffered by firms in those industries; actions that may be taken by the competitors, customers and suppliers of FIS or Metavante that may cause the transaction to be delayed or not completed; failures to adapt our services to changes in technology or in the marketplace; our potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions; competitive pressures on product pricing and services; and other risks detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available at the time of the document. FIS assumes any obligation to update any forward-looking statement.

Use of Non-GAAP Measures 3 Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the company has provided non-GAAP financial measures which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non- GAAP measures include earnings before interest, taxes and amortization (EBITDA), adjusted net earnings, and free cash flow. Adjusted EBITDA excludes the impact of merger and acquisition and integration expenses, LPS spin-off related costs, certain stock compensation charges and certain other costs. Adjusted net earnings exclude the after-tax impact of merger and acquisition and integration expenses, LPS spin-off related costs, certain stock compensation charges, acquisition related amortization and certain other costs. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS's non-GAAP measures may be calculated differently from similarly-titled measures of other companies. A reconciliation of these non-GAAP measures to related GAAP measures is included in the press release attachments.

FIS First Quarter 2009 Earnings Conference Call Agenda 1st Quarter 2009 Results Summary and Business Overview Financial Review Q&A 4

Consolidated Results ($ millions) 5 Adjusted EPS Free Cash Flow Adjusted EPS increased 19.2% Constant currency EPS increased 23.1% Strong free cash flow: $119 million

6 Revenue Adjusted EBITDA Constant currency revenue increased 0.3% - 1.6% increase excluding retail check - International constant currency revenue increased 11.5% Reported revenue decreased 3.9% Adjusted EBITDA increased 0.7% EBITDA margin expanded 100 bps to 22.7% - Increased operating leverage - Ongoing expense management Consolidated Results ($ millions) Note: Calculations may differ due to rounding.

Financial Review 7

Consolidated Results Summary ($ millions) 8 Note: Calculations may differ due to rounding.

Segment Contribution First Quarter 9 (1) Excludes corporate and other EBITDA of ($36M) in 2008 and ($39M) in 2009 reported and constant currency. 2009 - Reported(1) 2009 - Constant(1) 2008(1) $830M Total $798M Total $35M negative currency impact $216M Total $221M Total $5M negative currency impact

Financial Solutions ($ millions) 10 Revenue Segment EBITDA Financial Solutions revenue decreased 3.2% - Increased demand for risk management and technology services - Lower discretionary software and professional services revenue EBITDA decreased 2.9% - Decline in high margin software sales mitigated by strong cost controls EBITDA margin increased 10 bps to 37.6% Note: Calculations may differ due to rounding.

Payment Solutions ($ millions) 11 Revenue Payment Solutions revenue decreased 2.3% - Overall card transactions increased 4% Debit increased 4.5% Credit decreased 5.4% - Retail Check Services declined 15% ($10 million) EBITDA increased 11.5% EBITDA margin expanded by 320 bps to 26.1% - Improved operating efficiency Segment EBITDA Note: Calculations may differ due to rounding.

Retail Check Services ($ millions) 12 Note: Calculations may differ due to rounding.

International ($ millions) 13 Revenue Constant currency revenue increased 11.5% - 16.3% growth in payments - 4.5% growth in financial solutions International revenue decreased 8.3% - $35 million unfavorable currency impact EBITDA decreased 8.6% - $5.2 million unfavorable currency impact - Constant currency EBITDA increased 11.7% EBITDA margin declined by 10 bps - Currency adjusted margins comparable to previous year Segment EBITDA Note: Calculations may differ due to rounding.

International Revenue ($ millions) FIS Q109 Revenue Composition by Major Currency 14 (1)International revenue increased 11.5% compared to Q108 assuming no change in currency. (2)International revenue decreased 8.3% compared to Q408 assuming no change in currency. Note: Calculations may differ due to rounding.

Results Summary ($ millions) 15 (1) Includes unfavorable currency impact of $0.01 in Q1 2009. Adjusted EPS increased 23.1% excluding currency. Note: Calculations may differ due to rounding.

16 Cash Flows ($ millions) Cash Flow Trend Comparative Cash Flow Note: Calculations may differ due to rounding.

17 Total Debt ($ millions) Note: Calculations may differ due to rounding.